Exhibit 99.2

Unaudited Pro Forma Condensed Combined Financial Statements

Introduction

On October 31, 2006, StockerYale, Inc., (“the Company”), a leading independent provider of photonic-based products, acquired 100% of the outstanding stock of Photonic Products Ltd. (“PPL”) of the United Kingdom, a privately-held provider of laser diode modules and laser diodes for industrial, medical and scientific markets. Consideration for the acquisition consisted of U.S. $2.75 million of newly issued StockerYale common shares (2,680,311 shares total); U.S. $4.25 million in cash; and a three-year bond, with an initial principal amount of U.S. $2.4 million and interest set at LIBOR plus 1%, payable to the sellers.

The accompanying unaudited pro forma condensed Balance Sheet as of September 30, 2006 gives effect to the acquisition of PPL as if the acquisition occurred on that date. The accompanying unaudited pro forma statements of operation is for the nine months ended September 30, 2006 and for the year ended December 31, 2005, combine the historical consolidated statements of operations of the Company and PPL, giving effect to the acquisition of PPL as if the transaction had occurred on January 1, 2005. The Company made pro forma adjustments to the historical consolidated financial information to give effect to events that are (i) directly attributable to the acquisition, (ii) expected to have a continuing impact on the combined results, and (iii) factually supportable.

The unaudited pro forma condensed combined Balance Sheet as of September 30, 2006 is derived from the audited PPL balance sheet as of October 31, 2006 and the Company’s unaudited condensed combined balance sheet as of September 30, 2006. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2006 is derived from Photonic Products audited statement of operations for the period months ended October 31, 2006 and the Company’s unaudited statement of operations for the nine months ended September 30, 2006. The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2005 is derived from PPL’s audited statement of operations statement of operations for the year ended December 31, 2005 and the Company’s audited statement of operations for the year ended December 31, 2005.

The unaudited pro forma condensed combined financial information is not necessarily indicative of the results that would have occurred if the acquisition of PPL had occurred on January 1, 2005 and should not be construed as being representative of future operating results or financial position. The unaudited pro forma condensed combined financial information should be read in conjunction with the:

o	Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information;

o	The Company’s historical consolidated financial statements and notes included in the Company’s annual report on Form 10-KSB for the fiscal year ended December 31, 2005;

o	The Company’s Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2006; and

o	PPL’s historical financial statements and notes for the period ended October 31, 2006 and the year ended December 31, 2005 (included as an exhibit in this 8-K/A filing).

StockerYale, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of October 31, 2006

(Amount is thousands)

	Historical StockerYale, Inc.	Historical Photonic Products Ltd (B)	Pro Forma Adjustments	Note	Pro Forma StockerYale, Inc.
Assets:
Current Assets:
Cash and cash equivalents	1,682	202	500		2,384
Accounts receivable, net	2,586	1,301	(121)	(A)(C)	3,766
Inventories	2,547	1,448			3,995
Prepaid expenses and other current assets	597	61			658
Current assets—discontinued operations	76				76

Total Current Assets	7,488	3,012	379		10,879

Net Property, plant and equipment	10,852	751			11,603
Goodwill	2,677	—	3,776	(I)(C)	6,453
Acquired intangible assets, net	587	—	5,797	(C)	6,384
Other long-term assets	660	—			660
Other assets—discontinued operations	—				—

Total Assets	22,264	3,763	9,952		35,979

Current Liabilities:
Current portion of long-term debt, net	2,294	116			2,410
Capital lease and financing lease obligations	528				528
Short-term debt	1,492				1,492
Accounts payable	1,712	1,557	102	(A)(C)	3,371
Accrued expenses	1,727		1,739	(I)	3,466
Current Liabilities—discontinued operations	79		—		79

Total current liabilities	7,832	1,673	1,841		11,346

Long-term debt, net	1,698	344	5,728	(J)(C)	7,770
Capital lease and financing lease obligations	3,136		—		3,136

Stockholder Equity:
Common Stock	30		3		33
Paid-in capital	90,316	—	4,126	(J)	94,442
Accumulated other comprehensive income	2,440				2,440
Accumulated earnings / (deficit)	(83,188)	1,746	(1,746)	(A)(C)	(83,188)

Total Stockholders' equity	9,598	1,746	2,383		13,727

Total liabilities and stockholders' equity	22,264	3,763	9,952		35,979

The accompanying notes to these unaudited pro forma condensed combined financial statements are an integral part of these statements.

StockerYale, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended, September 30, 2006

(In Thousands of Dollars, except per share amounts)

	Historical StockerYale, Inc.	Historical Photonic Products Ltd (B)	Pro Forma Adjustments	Note	Pro Forma StockerYale, Inc.
Revenue	13,528	7,033	(137)	(C)	20,424

Cost of Sales	8,552	3,956	208	(A)(C)	12,716

Gross Profit	4,976	3,077	(345)		7,708

Operating Expenses:
Selling	1,808	—	893	(A)	2,701
General and Administrative	3,312	2,311	(1,629)	(A)	3,994
Amortization	239	—	599	(D)	838
Research and Development	2,054	—	151	(A)	2,205

Total Operating Expenses	7,413	2,311	14		9,738

Income/(Loss) from Operations	(2,437)	766	(359)		(2,030)

Other income (expense)	(98)	(17)	(240)	(A)	(355)
Interest expense	(501)	1	(460)	(E)(F)	(960)
Amortization of debt discount and financing costs	(512)		(270)	(K)	(782)

Income /(Loss) from continuing operations before income tax benefit	(3,548)	750	(1,329)		(4,127)

Income Tax Benefit	—	244	(399)	(G)	(155)

Income/(Loss) from continuing operations	(3,548)	506	(930)		(3,972)
Net income from discontinued operations, net of tax	9				9

Net Income / (Loss)	(3,539)	506	(930)		(3,963)

Basic and diluted net loss per share from continuing operations	(0.12)				(0.13)
Basic and diluted net loss per share from discontinued operations	0.00				0.00
Basic and diluted net loss per share	(0.12)				(0.13)

Basic and diluted weighted average shares outstanding	28,817	2,680			31,497

The accompanying notes to these unaudited pro forma condensed combined financial statements are an integral part of these statements.

StockerYale, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended, December 31, 2005

(In Thousands of Dollars, except per share amounts)

	Historical StockerYale, Inc.	Historical Photonic Products Ltd (B)	Pro Forma Adjustments	Note	Pro Forma StockerYale, Inc.
Revenue	16,203	7,617	(67)	(C)	23,753

Cost of Sales	11,004	4,361	328	(A)(C)	15,693

Gross Profit	5,199	3,256	(395)		8,060

Operating Expenses:
Selling	2,289	—	756	(A)	3,045
General and Administrative	4,623	2,085	(1,344)	(A)	5,364
Amortization	318	—	717		1,035
Research and Development	3,288	—	145	(A)	3,433
Asset Impairment	1,397				1,397

Total Operating Expenses	11,915	2,085	274		14,274

Income/(Loss) from Operations	(6,716)	1,171	(669)		(6,214)

Other income (expense)	(79)	54	(48)	(A)	(73)
Interest expense	(1,084)	(21)	(613)	(E)(F)	(1,718)
Amortization of debt discount and financing costs	(3,000)		(360)	(K)	(3,360)

Income/(Loss) from continuing operations before income tax benefit	(10,879)	1,204	(1,690)		(11,365)

Income Tax Benefit	—	288	(507)		(219)

Income/(Loss) from continuing operations	(10,879)	916	(1,183)		(11,146)
Net income from discontinued operations, net of tax	(1,012)	—	—		(1,012)

Net Income / (Loss)	(11,891)	916	(1,183)		(12,158)

Basic and diluted net loss per share from continuing operations	(0.42)				(0.39)
Basic and diluted net loss per share from discontinued operations	(0.04)				(0.04)
Basic and diluted net loss per share	(0.46)				(0.42)

Basic and diluted weighted average shares outstanding	25,954	2,680			28,634

The accompanying notes to these unaudited pro forma condensed combined financial statements are an integral part of these statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(A) The Photonic Products financials have been reclassified to conform to the Company’s presentation. Historical Photonic Products Limited financial statements have been adjusted to show the effect of the differences between UK GAAP and US GAAP using the reconciliation in the Notes to the Financial Statements.

(B) Historical Photonic Products Limited financial statements are presented in British Pounds. The historical financial statements were converted to U.S. dollars using an exchange rate of 1GBP to $1.83 as of September 30, 2006, the nine-month average rate of 1 GBP to $1.82 for the nine months ended September 30, 2006 and the twelve-month average rate 1 GBP to $1.82 for the year ended December 31, 2005.

(C) To eliminate intercompany sales and profit recognition on intercompany sales from Photonic Products to the Company. Prior to the acquisition the Company purchased product from Photonic Products. Photonic Products also sold products to other unrelated third parties.

(D) To record the estimated purchase accounting effects as if the acquisition had occurred on either the pro forma balance sheet date or on January 1 of the appropriate pro forma statement of operations and to eliminate the historical Photonic Products stockholders’ equity accounts. The effects include amortization expense for the estimated values of intangible assets which have been recorded as a result of the preliminary valuation report. Indefinite life intangibles and goodwill will be tested in accordance with FAS 144.

The excess of cost over the net assets was allocated to acquired assets and liabilities as follows (in thousands):
	GBP	USD
Cash	106	201
Tangible Assets, other than Property and Equipment, or Cash	1,479	2,809
Property and Equipment (net)	395	750
Accounts Payable and other current liabilities	881	1,673
Long-Term Debt	181	344

Photonics Product equity at October 31, 2006	920	1,747
Cash acquired	107	203
Value attributed to intangible assets (preliminary valuation report)	3,052	5,797
Subtotal	4,079	7,747

Calculated goodwill, before deferred income taxes	1,141	2,167

Amortizable intangibles include supply contracts.

(E) To record consideration for the acquisition consisting of U.S. $2.75 million of newly issued StockerYale common shares (2,680,311 shares total); U.S. $4.25 million in cash; and a three-year bond, with an initial principal amount of U.S. $2.4 million and interest set at

LIBOR plus 1%, payable to the sellers, U.S. $1,421,943 debt discount expense to be amortized over the 5-year term of the bond and cash proceeds of U.S. $500,000 for acquisition expenses.

(F) To record estimated Interest expense of U.S. $104,000 for 9 months and for 12 months based on a promissory note to the former owners of Photonic Products Ltd, based on Libor +1% or 5.75% on a principal balance of U.S. $2,400,000 and interest expense of U.S. $356,000 for 9 months and for 12 months based on a Eureka Interactive Fund Limited bond at a rate of 10% with a principal balance of U.S. $4,750,000.

(G) To reflect tax impact of pro forma adjustments, based on a composite UK rate of 30%.

(H) See Summary Of Differences Between UK and US GAAP, Share Options in the notes to the audited Photonic Products Ltd historical financial statements and notes for the period ended October 31, 2006 and the year ended December 31, 2005 (included as an exhibit in this 8-K/A filing) relating to the exercise of a stock option by a director on the sale of the company.

(I) To record deferred taxes on the increase in identified intangible assets at the effective UK tax rate of 30% with a corresponding increase to goodwill and the offset to accrued liabilities.

(J) Stock issue of 2,680,311 shares at $1.01 per share plus we recorded $1,422,000 of additional paid in capital and a corresponding increase in debt discount representing the 2,350,000 warrants that were issued to The Eureka Interactive Fund, Limited.

(K) Represents the debt discount amortization of the $1,422,000 debt discount amortized of 9 months for 2006 and 12 months for 2005.

Photonic Products Ltd

Sept. 30th reconciliation to Audited Income Statement

	Per 10/31/06 Audited Statements		October Current Month Activity			Pro Forma Sept. 30th Statements
	10 Mnths Ending October 31, 2006 (in GBP)	Notes	1 Month Ending October 31, 2006 GBP as Rptd	Total Adjustments	Adjusted Balances	9 Months Ending September 30, 2006 Adjusted P&L (GBP)		USD
Sales	4,255,736	(A)	388,243		388,243	3,867,493	1.81842	7,032,727
Cost of Sales	2,360,727	(A)	185,491		185,491	2,175,236		3,955,493

Gross Profit	1,895,009		202,752	—	202,752	1,692,257		3,077,234
SG&A Expenses	1,425,668	(A)(B)(C)(D)	265,486	(110,660)	154,826	1,270,842		2,310,925
Other Operating Income	(27,083)	(A)				(27,083)		(49,248)

Operating Profit	496,424	(A)	(62,734)	110,660	47,926	448,498		815,558
Interest Expense	10,217	(A)(E)	6,210	(5,589)	621	9,596		17,450
Interest and Other Income	(1,679)		(937)		(937)	(742)		(1,349)

Profit Before Tax	487,886		(68,007)	116,249	48,242	439,644		799,457
Taxes	16,272	(F)	—	(117,710)	(117,710)	133,982		243,636

Profit After Taxes	471,614		(68,007)	233,959	165,952	305,662		555,822

Note A—Subtract As reported Current Month October P&L Activity

Note B—October Activity included 10 month adjustment to record depreciation expense—adjusted to 1 month (-42K GBP)

Note C—October Activity included a 10 month accrual for electricity—adjusted to 1 month (-38K GBP)

Note D—October Activity included 10 month adjustment to record bad debt expense—adjusted to 1 month (-31K GBP)

Note E—October Activity included 10 month adjustment to record interest expense on a capital lease—adjusted to 1 month (-5.5K GBP)

Note F—October taxes adjusted for the impact of exercise of Employee stock option